Exhibit 10.1

FORM OF SETTLEMENT AND REPURCHASE AGREEMENT

(Dated February __, 2023)

THIS SETTLEMENT AND REPURCHASE AGREEMENT (hereinafter “Agreement”) is entered into by and between [___________] (“Warrant Holder”) and MICT Inc., a Delaware corporation (“Company”) (collectively the Warrant Holder and MICT are referred to as the “Parties” and individually as a “Party”), as of the date first set forth above (the “Effective Date”).

WHEREAS, the Warrant Holder holds the number of warrants with the exercise prices set forth on Schedule A hereto (the “Warrants”);

WHEREAS the Parties are interested in the Company repurchasing all of the Warrants owned by the Warrant Holder and in resolving all outstanding issues related thereto, including Warrant Holders claims related to a forced repurchase of the Warrants upon a “Fundamental Transaction” as defined in the Warrant (the time of the Company’s initial public announcement of such potential transaction (the “Disputed Transaction”) with respect to such claim, the “Announcement Time”), and have negotiated in good faith for that purpose; and are desirous of resolving their differences without admitting any responsibility or liability, on the following terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the covenants, terms, conditions, restrictions, acknowledgments, and stipulations established herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby universally acknowledged, the Parties agree as follows:

1.	Repurchase Payment.

(a)	In full and final settlement of all claims which were or might have been asserted by Warrant Holder arising from the Warrants, the Company hereby agrees to repurchase the Warrants from the Warrant Holder as follows:

(i)	an amount in cash equal to $0.15 multiplied by the total number of Warrants owned by the Warrant Holder, such payment to be made on or prior to March 3, 2023 (the “Initial Payment”, and such date, the “Initial Payment Due Date”); and

(ii)	an amount in cash equal to $0.10 multiplied by the total number of Warrant owned by the Warrant Holder, such payment to be made on or prior to May 1, 2023 (the “Additional Payment”, and such date, the “Additional Payment Due Date”).

(b)	Upon full payment as set forth in 1.(a) above, Warrant Holder shall return the Warrants held by it and the Company shall remove such Warrants from the Company’s warrant register.

(c)	If the Company fails to make the Initial Payment on or prior to the Initial Payment Due Date and/or the Additional Payment on or prior to the Additional Payment Due Date, as applicable, or otherwise breaches any term or condition of this Agreement, as of the time of any such breach hereunder, (A) the Warrants shall remain outstanding and be exercisable in full in accordance with their terms, and (B) the Warrant Holder shall retain all rights available under applicable law or equity with respect hereto (including, without limitation, with respect to the enforcement of this Section 1); provided, that if after any such breach the Warrant Holder elects in a writing to the Company to terminate its obligation to sell the Warrants to the Company in accordance herewith, upon the delivery of such written notice to the Company, then (i) the Warrants shall no longer be redeemable hereunder, (ii) the Warrants shall remain outstanding and be exercisable in full in accordance with their terms and, (iii) with respect to any payment, if any, made to the Warrant Holder pursuant to this Section 1 prior to such breach, upon the delivery of such written notice to the Company, the Company shall automatically, and without any further action by the Warrant Holder, forfeit such amounts to the Warrant Holder as a break-up fee hereunder (and the Warrant Holder shall have no obligation to return such amounts to the Company). Notwithstanding the foregoing, and in addition to any other remedies available to the Warrant Holder under applicable law or equity, upon any breach of this Agreement, the Warrant Holder reserves all rights under the Warrants to deliver a redemption notice with respect to the Disputed Transaction (or any other transaction) and any delivery deadlines in connection therewith shall be extended until the twentieth (20th) calendar day after any such breach of this Section 1.

2.	Representations and Warranties of the Warrant Holder.

(a)	Organization and Power. The Warrant Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full right, power and authority to enter into this Agreement and to sell, transfer, convey, assign and deliver the Warrants to the Company.

(b)	Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by the Warrant Holder and constitutes the valid and binding obligation of the Warrant Holder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles.

(c)	No Conflicts. The execution, delivery and performance of this Agreement, the sale, transfer, conveyance, assignment and delivery of the Warrants, and compliance with the provisions hereof by the Warrant Holder, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (b) result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Warrant Holder, under the organizational documents of the Warrant Holder, or any note, indenture, mortgage or lease, or any other material contract or other instrument, document or agreement, to which the Warrant Holder is a party or by which it or any of its property is bound or affected.

(d)	No Prohibitions. The Warrant Holder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Warrant Holder or the sale, transfer, conveyance, assignment and delivery of the Warrants to the Company pursuant to the terms hereof.

(e)	Consents. All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person required in connection with the execution, delivery and performance by the Warrant Holder of this Agreement or the transactions contemplated hereby have been or will be obtained by the Warrant Holder and will be in full force and effect.

(f)	Good Title; No Liens. The Warrant Holder is the sole owner of, and has good, valid and marketable title to, the Warrants, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, shareholder agreements, liens, pledges, charges, security interests, encumbrances, options and adverse claims or rights whatsoever (collectively, “Liens”). The Warrant Holder does not hold any additional warrants or any other security interests of the Company other than as listed on Schedule A hereto. Upon consummation of the purchase contemplated hereby, the Company will acquire from the Warrant Holder good, valid and marketable title to the Warrants, free and clear of all Liens.

(g)	Non-Public Information. The Warrant Holder is not selling the Warrants “on the basis of” (as defined in Rule 10b5-1 of the Securities and Exchange Act of 1934) any material, non-public information about the Warrants and hereby acknowledges that the Company may possess such material, non-public information about the Company that has not been disclosed to the Warrant Holder.

(h)	Bankruptcy. The Warrant Holder is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

3.	Company Representations.

(a)	Organization and Power. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full right, power and authority to enter into this Agreement and to repurchase the Warrants from the Warrant Holder.

(b)	Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles.

(c)	No Conflicts. The execution, delivery and performance of this Agreement, the repurchase of the Warrants, and compliance with the provisions hereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (b) result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company, under the organizational documents of the Company, or any note, indenture, mortgage or lease, or any other material contract or other instrument, document or agreement, to which the Company is a party or by which it or any of its property is bound or affected.

(d)	No Prohibitions. The Company is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Company or the repurchase of the Warrants from the Warrant Holder pursuant to the terms hereof.

(e)	Consents. All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person required in connection with the execution, delivery and performance by the Company of this Agreement or the transactions contemplated hereby have been or will be obtained by the Company and will be in full force and effect.

(f)	Bankruptcy. The Company is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

(g)	No Material Non-Public Information. Other than the existence of this Agreement and the existence of similar agreements with other holders of the Company’s warrants solely during the period of time following the execution of this Agreement and announcement by the Company of the execution, which the Company covenants to announce at or prior to the Disclosure Time, as defined below, , neither the Company nor any of its subsidiaries or any of their respective officers, directors, employees or, to the knowledge of the Company, agents, has disclosed any material, non-public information to the Warrant Holder or any of its affiliates and nothing herein (including, without limitation, the transactions contemplated hereby), constitutes material, non-public information. No confidentiality or similar obligations with respect to the transactions contemplated hereby or otherwise, whether written or oral, exists between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Warrant Holder or any of its affiliates, on the other hand.

4.	Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including a copy of a form of this Agreement as an exhibit thereto, with the Securities Exchange Commission within the time required by the Securities and Exchange Act of 1934, as amended. From and after the issuance of such press release, the Company represents to the Warrant Holder that it shall have publicly disclosed all material, non-public information delivered to any of the Other Holders (as defined below) by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or, to the knowledge of the Company, its agents in connection with the transactions contemplated by this Agreement and the Other Agreements. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and any of the Warrant Holder or any Other Holder or any of their respective Affiliates on the other hand, shall terminate. The Company and the Warrant Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Warrant Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Warrant Holder, or without the prior consent of the Warrant Holder , with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Warrant Holder, or include the name of the Warrant Holder in any filing with the Securities Exchange Commission or any regulatory agency or Trading Market, without the prior written consent of the Warrant Holder, except (a) as required by federal securities law in connection with the filing of this Agreement with the Securities Exchange Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Warrant Holder with prior notice of such disclosure permitted under this clause (b).

For purposes of this Agreement:

“Disclosure Time” shall mean, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Trading Day” shall mean a day on which the principal Trading Market is open for trading.

“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

5.	Most Favored Nation The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof through the respective expiration dates of the Warrants, that (a) none of the warrants issued by the Company on November 2, 2020, February 11, 2021 or March 2, 2021 have been redeemed prior to the date hereof, and (b) none of the terms offered to any other holder of the Company’s warrants (outstanding as of the date hereof) , with respect to any amendment, settlement, repurchase or redemption (whether pursuant to the terms of such warrants or otherwise) of any such warrants (outstanding as of the date hereof) since the Announcement Time (“Other Warrant Settlement Document”), is or will be more favorable to such holder than those of the Warrant Holder and this Agreement shall be, without any further action by the Warrant Holder or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Warrant Holder shall receive the benefit of the more favorable terms contained in such Other Warrant Settlement Document. For the avoidance of doubt, any Other Warrant Settlement Document, shall also include any Other Warrant Settlement Document entered into in connection with any settlement of any litigation with respect to any such warrants and or any final judgment by a court of competent jurisdiction with respect to any litigation with respect to such warrants.

6.	Notices

(a)	Except as set forth above, any written notice hereunder and pursuant to this Agreement shall be in writing and sent to the Parties as follows:

To:

___________________

___________________

___________________

___________________

___________________

___________________

(b)	All such notices shall be sent by e-mail or by Federal Express or other nationally recognized overnight courier and shall be deemed delivered upon receipt or refusal. The attorneys for the Parties are hereby authorized to sign and send any notice on behalf of their respective clients.

7.	No Admission of Liability. This Agreement is entered into to resolve disputed matters relating to the Warrants. Nothing in this Agreement shall be interpreted as an admission of the validity or invalidity of any claim, defense, or position heretofore asserted by any of the Parties, including, but not limited to, whether a “Fundamental Transaction” as defined in the Warrants has occurred. The Parties agree that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time for any purpose as an admission by any Party of any liability or unlawful conduct of any kind.

8.	Tax Liability. Each Party shall be responsible for its own tax liability resulting from this Agreement.

9.	Governing Law, Jurisdiction. This Agreement shall in all respects be interpreted, enforced, and governed exclusively under the law of the State of New York, without giving effect to any principles of choice of law or conflicts of law provisions that would require the application of the law of any jurisdiction other than the State of New York. Each of the Parties hereby agrees to the exclusive jurisdiction of the United States District Court for the Southern District of New York (the “Venue Court”), or, if and only if the Venue Court lacks subject-matter jurisdiction, the New York State Supreme Court, New York County (the “Alternate Venue Court”). Each of the Parties waives any objection to the personal jurisdiction of the Venue Court and/or Alternate Venue Court over any dispute between them arising from this Agreement; the Parties also waive any objections based on forum non conveniens, and any objection to venue of any action instituted hereunder. The Parties further agree that personal service according to the Notice provisions set forth in Section 6 of this Agreement shall constitute valid and proper service of process for the commencement of any action arising from this Agreement.

10.	Enforceability, Construction. In the event that any one or more of the provisions of this Agreement, or any portion thereof, is found or held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. Both Parties are deemed to have drafted this Agreement, and this Agreement shall not be construed in favor of one Party over the other.

11.	Consent. Each Party has read and understands the terms of this Agreement and has entered into this Agreement by and on the advice of their respective counsel. The Parties represent and warrant that no representation, promise or inducement of any kind has been offered except as set forth in this Agreement. The Parties further warrant that in making this Agreement, they are relying upon their own judgment, investigation, belief and knowledge and that they are not relying on representations or statements by another person or another person’s attorneys. The Parties acknowledge they have been advised by their respective attorneys with respect to this Agreement to the extent they deemed it necessary and that they are entering into this Agreement voluntarily, without coercion or duress, with full capacity to do so, and with full understanding of its legal effect.

12.	Non-Disparagement. The Parties agree that they will not make, nor shall they encourage or induce third parties to make on their behalf, any disparaging or defamatory comments about each other, which are intended to adversely affect either the conduct of the Parties’ business or profession, or a Party’s business or professional reputation. This prohibition applies to statements made privately and publicly, and whether by electronic, written or oral means, in person, by phone, by voicemail, by text message, by email and by any other electronic means, including on the internet via a blog post or comment, vlog, instant message, video, any online conversation, and on any social media sites or applications. However, nothing in this paragraph prevents a Party from providing truthful testimony in a court or governmental proceeding.

13.	Fees and Costs. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead investor), on demand, a non-accountable amount of $5,000 for fees incurred by it in connection with the review and negotiation of this Agreement. The Parties are responsible for their own fees and costs, including those incurred in connection with the negotiation and finalizing of this Agreement, except in the event of a breach of this Agreement and except as specifically provided for herein. In the event any claim is asserted by either Party based on the breach of this Agreement by the other Party, the non-prevailing Party in any such claim agrees to pay any and all reasonable costs and expenses incurred by the prevailing Party in enforcing the terms of this Agreement, together with reasonable attorneys’ fees, costs, disbursements and other expenses that the prevailing Party incurs (which may include the compensation to partners and/or employees of the prevailing Party in enforcing the terms of this Agreement) or is billed for in connection with enforcing the terms of this Agreement, initiating an action and defending or prosecuting any appeals.

14.	Signatures. This document may be executed in counterparts, allowing for multiple pages of signatures, electronic, facsimile or otherwise, to constitute a binding contract herein.

15.	Section Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

Independent Nature of Warrant Holder’s Obligations and Rights. The obligations of the Warrant Holder under this Agreement are several and not joint with the obligations of any other holder of securities of the Company (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement by and between the Company and any Other Holder (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Warrant Holder pursuant hereto, shall be deemed to constitute the Warrant Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Warrant Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to its knowledge, the Warrant Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Warrant Holder confirm that the Warrant Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Warrant Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

WARRANT HOLDER	MICT INC.

By:	By:
Name:	Name:
Title:	Title:

Schedule A